UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 8, 2006

Lifetime Brands, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-19254	11-2682486
(Commission File Number)	(IRS Employer Identification No.)

One Merrick Avenue, Westbury, New York, 11590
(Address of Principal Executive Offices)(Zip Code)

(Registrant’s Telephone Number, Including Area Code) 516-683-6000

(Former Name or Former Address, if Changed Since Last Report)  N/A

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 8, 2006 the stockholders of Lifetime Brands, Inc. (the “Company”) (i) approved an amendment to the Company’s 2000 Long-Term Incentive Plan to increase the number of shares of the Company’s common stock available for grant under the plan by 750,000 to 2,500,000 and re-approved the performance criteria which may be utilized in establishing specific targets to be attained as a condition to the vesting of one or more stock-based awards under the Company’s 2000 Long-Term Incentive Plan so as to qualify the compensation attributable to those awards as performance-based compensation under Section 162(m) of the Internal Revenue Code (the “Code”) and, (ii) re-approved the performance criteria, effective January 1, 2005, which has been and may continue to be utilized under the Company’s 2000 Incentive Bonus Compensation Plan so as to qualify the payment of certain cash bonuses as performance-based compensation under Section 162(m) of the Code.

A copy of the 2000 Long-Term Incentive Plan, as amended, is attached hereto as Exhibit 10.1 and a copy of the 2000 Incentive Bonus Compensation Plan is attached hereto as Exhibit 10.2 and both are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c)     Exhibits.

         10.1         2000 Long-Term Incentive Plan, as amended.

         10.2         2000 Incentive Bonus Compensation Plan.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lifetime Brands, Inc.
By: /s/ Robert McNally
Robert McNally Vice President of Finance and Chief Financial Officer

Date: June 9, 2006